Exhibit 10.2


          FOURTH AMENDMENT TO SECURITIZATION AGREEMENTS

     THIS FOURTH AMENDMENT TO SECURITIZATION AGREEMENTS (this "Amendment"), is made and entered into as of October 18, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company (the "Borrower"), CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation ("CFCD"; the Borrower and CFCD are referred to herein individually as a "Company" and collectively as the "Companies"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), in its capacities as (i) assignee of all rights, titles and interests of Redwood Receivables Corporation, a Delaware corporation ("Redwood") as Conduit Lender (in such capacity, the "Conduit Lender"), (ii) as Committed Lender (in such capacity, the "Committed Lender"; in its dual capacities as Conduit Lender and Committed Lender, GE Capital is herein referred to as "Lender"), and (iii) as Administrative Agent for the Lender (in such capacity, the "Administrative Agent").

                       W I T N E S E T H:

     WHEREAS, CFCD and the Borrower are parties to a certain Receivables Sale and Contribution Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Sale Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Sale Agreement as amended by this Amendment), whereby CFCD has agreed to sell, contribute or otherwise transfer to the Borrower, and the Borrower has agreed to purchase or otherwise acquire from CFCD, all of the right, title and interest of CFCD in the Receivables; and

     WHEREAS,   CFCD,   the   Borrower,  the   Lender   and   the
Administrative Agent, are parties to a certain Servicing Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Servicing Agreement"), whereby the Borrower has appointed CFCD to service, administer and collect the Transferred Receivables pursuant to the Funding Agreement (defined below) on the terms and conditions set forth therein; and

     WHEREAS, the Borrower, the Lender and the Administrative Agent are parties to a certain Receivables Funding Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Funding Agreement") (the Sale Agreement, the Servicing Agreement and the Funding Agreement, together with all exhibits and annexes thereto, are referred to herein collectively as the "Securitization Agreements"), pursuant to which, among other things, the Lender has agreed, subject to certain terms and conditions, to make Advances to the Borrower to fund its purchases of the Receivables; and

     WHEREAS, pursuant to that certain Assignment Agreement, dated as of the date hereof, between Redwood and GE Capital (the "Redwood Assignment"), Redwood has assigned and transferred to GE Capital, and GE Capital has accepted, all of Redwood's rights, titles and interests as a Conduit Lender in and to Transferred Receivables, the Borrower Collateral, the Advances and other Borrower Secured Obligations owing to Redwood, the Funding Agreement and the other Related Documents (collectively, the "Redwood Interest"); and

     WHEREAS, the Companies have requested that the Securitization Agreements be amended in certain respects and that certain waivers be granted, and GE Capital (in its various capacities) is willing to agree to such amendments and grant such waivers subject to the terms and conditions of this Amendment.

     NOW  THEREFORE, in consideration of the premises and  mutual
covenants   contained  herein,  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Waivers of Certain Events. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in
Section  7  below,  the  Lender, the  Administrative  Agent,  the
Collateral Agent and the Liquidity Agent hereby waive any Termination Event or Incipient Termination Event under Section 9.01(b) or (m) of the Funding Agreement and any Event of Servicer Termination or Incipient Servicer Termination Event under Section 6.01(c) or (p) of the Servicing Agreement which may have resulted from the occurrence of an "Event of Default" under Section 8.1(n)(i) of the Standby Letter of Credit Agreement (as in effect immediately prior to the effectiveness of the Fourth Letter of Credit Agreement Amendment as defined below) on account of the Parent's failure to receive prior to October 15, 2001, the Debt proceeds specified therein; provided that the aforesaid waivers relate solely to the specific covenants, period and event described above and nothing in this Amendment is intended, or shall be construed, to waive any other Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event (including without limitation any Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event which may result from any failure by Parent and its Subsidiaries to comply with any of the financial covenants in Annex 4.02(p) to the Sale Agreement or Annex C to the Standby Letter of Credit Agreement, as such annexes are in effect after giving effect to this Amendment and the Fourth Standby Letter of Credit Amendment, for the fiscal quarter ending September 30,
2001).

2. Amendments of Securitization Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 7 below, the Securitization Agreements shall be amended as follows:
          (A)   Amendments  to Funding Agreement.    The  parties
signatory to the Funding Agreement hereby agree that the Funding Agreement shall be amended as follows:

         (1) Section 5.02(b) of the Funding Agreement is hereby deleted in its entirety and the following new
     Section 5.02(b) is substituted in lieu thereof:

          The Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Lenders, the Administrative Agent and the Collateral Agent (i) as soon as available and in any event no later than 12:00 noon (New York time) on each Business Day, a Borrowing Base Certificate, and (ii) such other reports, statements and reconciliations with respect to the Borrowing Base or Borrower Collateral as any Lender, the Administrative Agent or the Collateral Agent shall from time to time request in its reasonable discretion.

          (2) Section 6.03 of the Funding Agreement is hereby amended by adding the following new subsection (d) at the end thereof:

          (d) Notwithstanding anything herein to the contrary, no distribution shall be made to the Servicer under
          Section 6.03(a)(ii)(3) or (4) if and for so long as the Originator is the Servicer.

          (3) Section 6.04 of the Funding Agreement is hereby amended by adding the following new subsection (c) at the end thereof:

          (c) Notwithstanding anything herein to the contrary, if and as for so long as the Originator is the Servicer, no distribution under Section 6.04(a)(ii) shall be made to the Servicer but rather the Borrower shall pay to the Servicer on each Settlement Date during the Revolving Period an amount equal to the Servicer's accrued but unpaid Servicing Fee as of the end of the immediately preceding Settlement Period.

          (4) Annex 5.02(a) to the Funding Agreement is hereby amended by adding the following new sentence at the end of paragraph (a) thereof:

          For each month in which the Servicer is the Originator, such Monthly Report also shall be accompanied by the written Certificate of the Chief Financial Officer of the Parent, substantially in the form attached hereto as Exhibit 5.02(a) that all Servicing Fees due to the Servicer with respect to the fiscal month covered by such Monthly Report have been paid to the Servicer by the Borrower in accordance with the terms and conditions of the Funding Agreement and the Servicing Agreement or, if that is not the case, describing the nature and status thereof and all efforts undertaken to cure such failure to pay.

     The Funding Agreement is hereby further amended by adding a new Exhibit 5.02(a) thereto in the form attached to this Amendment as Appendix II.

          (B) Amendment to Sale Agreement. The parties signatory to the Sale Agreement hereby agree that Annex 4.02(p) to the Sale Agreement shall be deleted in its entirety and the replacement Annex 4.02(p) attached to this Amendment as Appendix I shall be substituted in lieu thereof.

          (C) Amendments to Servicing Agreement. The parties signatory to the Servicing Agreement hereby agree that Section 6.01(p) of the Servicing Agreement is hereby deleted in its entirety and the following new Section 6.01(p) is substituted in lieu hereof

                (p) an "Event of Default" (as such term is defined in the Standby Letter of Credit Agreement or the Revolving Credit Agreement) shall occur, or the occurrence of the Standby Letter of Credit Commitment Termination Date; or

          (D) Amendments to Annex X. The parties signatory to each of the Funding Agreement, the Sale Agreement and the Servicing Agreement hereby agree to amend Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement as follows:

          (1) The following definitions are hereby added to Annex X to the Funding Agreement, the Sale Agreement and the
     Servicing Agreement in the appropriate alphabetic order:

                "Fourth Standby Letter of Credit Amendment" shall mean the Fourth Amendment to Letter of Credit
          Agreements, dated as of October 18, 2001, between Parent, the Standby L/C Creditor and the other parties thereto.

               "Revolving Credit Agreement" shall mean the Credit Agreement contemplated to be entered into on or before October 31, 2001, among the Parent as Borrower, the other Credit Parties signatory thereto, and GE Capital as Lender and pursuant to which (and subject to the terms and conditions of which) it is contemplated that the Parent may obtain a revolving loan facility of up to $50,000,000 from GE Capital, together with any and all amendments, restatements supplements or modifications thereto or any refinancings, replacements or refundings thereof by GE Capital. Nothing in this Annex X or any other Related Document is intended, or shall be construed, to be an offer, promise, commitment or agreement by GE Capital to enter into the Revolving Credit Agreement or to extend any credit to the Parent thereunder.

                "Revolving Credit Agreement Closing Date" shall mean the date on which the initial loan is made by GE
          Capital  to  the  Parent  under  the  Revolving  Credit
          Agreement.

          (2) The definitions of the terms "Committed Lender Funding Event" and "Payroll Reserve" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement are hereby deleted in their entireties and the following respective amended definitions of such terms are substituted in lieu thereof:

                "Committed Lender Funding Event" shall mean the occurrence of (a) any Redwood Termination Date (but only if both (i) no Termination Event has occurred and is continuing and (ii) the Committed Lender Expiry Date has not occurred) or (b) any Redwood Transfer Date.

                "Payroll Reserve" shall mean (i) at all times during the period from the Third Amendment Effective Date through the earlier of October 31, 2001 and the Revolving Credit Agreement Closing Date, an amount equal to $5,000,000 and (ii) at all times thereafter, an amount equal to $15,000,000. The imposition of the Payroll Reserve is not intended to modify or impair the Administrative Agent's discretion to impose additional reserves with respect to the unpaid employee payroll of the Parent and its Subsidiaries under clause (iv) of the definition of the term "Reserves" herein.

     3. No Other Waivers or Amendments. Except for the waivers and amendments expressly set forth and referred to in Section 1 and
Section 2 above, respectively, the Securitization Agreements shall remain unchanged and in full force and effect.

4. Representations and Warranties. Each Company hereby represents and warrants to the Lender and the Administrative Agent that (a) this Amendment has been duly authorized, executed and delivered by such Company, (b) after giving effect to this Amendment and the Fourth Letter of Credit Agreement Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event in respect of such Company has occurred and is continuing as of this date, and
(c) after giving effect to this Amendment and the Fourth Letter of Credit Agreement Amendment, all of the representations and warranties made by such Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by any Company of any of its representations and warranties contained in this
Section 4 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements. Any Advances made on the Effective Date shall be deemed to have been requested and funded after giving effect to this Amendment.
5. Ratification. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.
6. Estoppel. To induce GE Capital (in its various capacities) to enter into this Amendment, each Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Company as against Redwood or GE Capital (in its various capacities) with respect to the obligations of any Company to Redwood or GE Capital (in its various capacities) under the Securitization Agreements or the other Related Documents, either with or without giving effect to this Amendment.
7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent (i) receipt by the Administrative Agent of this Amendment, duly executed, completed and delivered by each of the Companies and by GE Capital in its various capacities; (ii) receipt by the Administrative Agent of the Amendment Fee Letter of even date between the Borrower and the Administrative Agent (the "Amendment Fee Letter"), duly executed and delivered by such parties, (iii) receipt by the Administrative Agent of a Borrowing Base Certificate dated the date hereof, in form and substance satisfactory to Agent, (iv) receipt by the Administrative Agent of evidence satisfactory to it that all conditions precedent to the effectiveness of the Fourth Amendment to Letter of Credit Agreements of even date between the Debtor, the other Credit Parties party thereto and the Standby L/C Creditor (the "Fourth Letter of Credit Document Amendment") have been fulfilled (other than the effectiveness of this Amendment), and (v) receipt by the Administrative Agent for the account of GE Capital of the Amendment Fee in the amount specified in the Amendment Fee Letter, which fee shall be non-refundable and fully earned upon payment thereof by the Borrower. The Administrative Agent shall promptly notify the Companies in writing when the conditions specified in clauses (i), (ii) and (iii) above are satisfied. It is the intention and agreement of the parties that the assignment and transfer of the Redwood Interest by Redwood to GE Capital under the Redwood Assignment shall be deemed to have occurred immediately prior to the effectiveness of this Amendment. Upon the effective date of this Amendment, (i) the amendments to the financial covenants in Annex 4.02 (p) to the Sale Agreement as provided for in Appendix I attached hereto shall be deemed effective retroactively as of July 1, 2001, and (ii) all other amendments set forth in Section 2 of this Amendment shall become effective as of the Effective Date of this Amendment.
8. Reimbursement of Expenses. Each Company hereby agrees that it shall reimburse the Administrative Agent on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
12. Entire Agreement. The Securitization Agreements as amended by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
13. Originators' and GE Capital's Capacities. CFCD is executing and delivering this Amendment both in its capacity as an Originator under the Sale Agreement and as a Servicer under the Servicing Agreement, and all references herein to "CFCD" shall be deemed to include CFCD in both such capacities unless otherwise expressly indicated. GE Capital is executing and delivering this Amendment in its various capacities as Lender and the Administrative Agent, and all references herein to "GE Capital" shall be deemed to include it in all such capacities unless otherwise expressly indicated.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.





                         CONSOLIDATED FREIGHTWAYS FUNDING LLC, as
                         Borrower


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer





                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE, as Originator and Servicer




                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and
                                 Chief Financial Officer




                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Lender and Administrative Agent


                         By:/s/Craig Winslow
                         Name:Craig Winslow
                         Duly Authorized Signatory


   APPENDIX I TO FOURTH AMENDMENT TO SECURITIZATION AGREEMENTS

                  ANNEX 4.02(p) (Section 6.10)
                               to
                        CREDIT AGREEMENT

                       FINANCIAL COVENANTS

     (a) Minimum Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the Rolling Period then ended of not less than the following:

          Fiscal Quarter             Minimum Fixed
                                         Charge
                                     Coverage Ratio

          Fiscal Quarter ending       0.20 to 1.00
          September 30, 2001

          Fiscal Quarter ending       0.01 to 1.00
          December 31, 2001

          Fiscal Quarter ending       -1.0 to 1.00
          March 31, 2002

          Fiscal Quarter ending       0.30 to 1.00
          June 30, 2002

          Fiscal Quarter ending       1.60 to 1.00
          September 30, 2002

          Fiscal Quarter ending       1.70 to 1.00
          December 31, 2002 and
          each Fiscal Quarter
          thereafter



     (b) Minimum Tangible Net Worth. Borrower and its Subsidiaries on a consolidated basis shall have a Tangible Net Worth, (i) as of the Closing Date and as of the end of each of the second and third Fiscal Quarters of the Fiscal Year ending December 31, 2001, of not less than $180,000,000, (ii) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2001, of not less than $150,000,000, (iii) as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2002, of not less than $120,000,000, and (iv) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2002 and as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2003, of not less than $130,000,000. Thereafter, Borrower and its Subsidiaries on a consolidated basis shall have, as of the end of each Fiscal Year ending on or after December 31, 2003 (each such Fiscal Year herein called the "Subject Fiscal Year") and as of the end of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Tangible Net Worth of not less than the sum of (i) the minimum Tangible Net Worth required hereunder for the Fiscal Year which immediately preceded the Subject Fiscal Year (or, where the Subject Fiscal Year is the Fiscal Year ending December 31, 2003, the sum of $130,000,000) plus (ii) an amount equal to fifty percent (50%) of the positive net income of the Borrower and its Subsidiaries on a consolidated basis for the Subject Fiscal Year plus (iii) an amount equal to one hundred percent (100%) of the amount of any equity raised by or capital contributed to the Borrower during the Subject Fiscal Year (in the case of equity raised or capital contributed, net of the bona fide, reasonable expenses, if any, relating to the raising of such equity or such capital contribution and paid to Persons who are not Affiliates of the Borrower).

     (c) Minimum EBITDA. Borrower and its Subsidiaries shall have on a consolidated basis for each Fiscal Quarter set forth below an EBITDA for the Rolling Period then ended of not less than the following:

          Fiscal Quarter            Minimum EBITDA

          Fiscal Quarter ending     $8,000,000
          September 30, 2001

          Fiscal Quarter ending     $6,000,000
          December 31, 2001

          Fiscal Quarter ending     -$17,000,000
          March 31, 2002

          Fiscal Quarter ending     $15,000,000
          June 30, 2002

          Fiscal Quarter ending     $53,000,000
          September 30, 2002

          Fiscal Quarter ending     $80,000,000
          December 31, 2002 and
          for each Fiscal Quarter
          thereafter


     (d) Maximum Capital Expenditures. Borrower and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Borrower and its Subsidiaries during any period of four (4) consecutive Fiscal Quarters would exceed the amounts set forth below for such period:



          Four Consecutive Fiscal   Maximum Capital
          Quarters Ending           Expenditures

          Fiscal Quarter ending     $35,000,000
          June 30, 2001

          Fiscal Quarter ending     $36,000,000
          September 30, 2001

          Fiscal Quarter ending     $30,000,000
          December 31, 2001

          Fiscal Quarter ending     $25,000,000
          March 31, 2002 and for
          each Fiscal Quarter
          thereafter



     Capitalized  terms  used in this Annex C and  not  otherwise defined below shall have the respective meanings ascribed to them
in  Annex  A.   The  following terms shall  have  the  respective
meanings set forth below:

     "Capital  Expenditures"  shall mean,  with  respect  to  any
Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding (i) Capital Expenditures of the Borrower or any Subsidiary Guarantor financed by the incurrence of Term Debt to the extent that such Term Debt is permitted to be incurred under Section 6.3, provided that on or prior to the date of incurrence of such Term Debt, Borrower has furnished to Lender a written statement of sources and uses of such Term Debt, which statement describes with particularity the principal amount of the Term Debt to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditure, (ii) the purchase of the Vancouver Property by the
Borrower, provided that to the extent the purchase price of the Vancouver Property exceeds $25,000,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex C, (iii) any Capital Expenditures incurred by the Borrower in connection with the refinancing of the Participation Agreement, provided that to the extent that such Capital Expenditures exceed $22,500,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex C, (iv) any purchase by the Borrower or any Subsidiary of fixed assets or improvements to the extent that such purchase qualifies for like-kind tax treatment under Section 1031 of the IRC, provided that such exclusion from Capital Expenditures under this clause (iv) shall be limited to an amount not to exceed the lesser of (x) the cash proceeds received from the transfer of the property relinquished in the like-kind exchange, assuming for purposes hereof that the Borrower or Subsidiary does not qualify for like-kind tax treatment under Section 1031 of the IRC in connection with such transfer and (y) the value of the fixed assets or improvements purchased by the Borrower in the subject transaction which qualifies for like-kind tax treatment under Section 1031 of the IRC, (v) any purchase by the Borrower or any Subsidiary of fixed assets or improvements with the proceeds received from the sale of the Menlo Park Property, provided that on or prior to the date of any such Capital Expenditures, Borrower has furnished to Lender a written statement of sources and uses of the proceeds from the sale of the Menlo Park Property, which statement describes with particularity the amount of the proceeds from the sale of the Menlo Park Property to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditures, and (vi) such other items as Borrower and Lender may agree in writing to exclude.

     "EBITDA" shall mean, with respect to any Person for any fiscal period, the amount equal to (a) consolidated net income of such Person for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) Lease Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), provided that there shall be excluded from the amount of any aggregate net gain under this clause (iv), in solely the Fiscal Quarter ending March 31, 2001, an amount equal to the lesser of (x) $19,200,000 and
(y) the actual gain recognized by the Borrower and its Subsidiaries from the sale of its Portland, Oregon administrative complex and (v) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication,.  For purposes  of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset; (F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

     "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal and implied principal with respect to Debt (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt and any Vancouver Secured Debt as such terms are defined in the Standby Letter of Credit Agreement) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii) of the Standby Letter of Credit Agreement), plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions.

     "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) the sum of (x)
EBITDA for such period less (y) cash taxes made during such period to (ii) Fixed Charges for such period.

     "Interest Expense" shall mean, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligation plus (b) the amount of any Letter of Credit Fee (as such term is defined in the Letter of Credit Agreement) paid during the relevant period ended on such date, plus (c) the amount of any payments by such Person, as lessee, under any sale-leaseback or synthetic lease transaction.

     "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP that are payable in respect of such period under operating leases of equipment having an original non-cancelable term (as determined in accordance with GAAP) in excess of twelve months (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

     "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus (b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

     "Rolling  Period" shall mean, as of the end  of  any  Fiscal
Quarter, the immediately preceding four (4) Fiscal Quarters, including the Fiscal Quarter then ending.

     "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, (x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and
(d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash valuation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.

Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Loan Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Loan Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.